Exhibit 10.13

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of _____ ________________, 2009, by and between SwissINSO Holding Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the signature page hereto (which persons and entities are hereinafter collectively referred to as “Subscribers” and each individually as a “Subscriber”).

 WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, as provided herein, and the Subscriber shall purchase (i) for the principal amount of the 9% Secured Convertible Note (the “Note”), in the form attached hereto as Exhibit A, in the amount as set forth on the signature page hereof (the “Subscription Price”) (which aggregate amount for all Subscribers shall be the maximum of $15,000,000), convertible into shares of the Company’s Common Stock (the “Common Stock”) at a conversion price of $0.50 per share (“Conversion Shares”) and (ii) warrants, in the form attached hereto as Exhibit B (the “Warrants”), each of which entitles the Subscriber to purchase one share of Common Stock (the “Warrant Shares”) at an exercise price of $1.00 per share, expiring five (5) years after the Closing Date (as defined below).  The Note, Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”;

WHEREAS, the gross proceeds from the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement to be executed by the parties in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.             Closing Date.

(a)       The “Initial Closing Date” shall be the date that an aggregate of $1,000,000 is transmitted by wire transfer or otherwise credited to or for the benefit of the Company pursuant to the terms of the Escrow Agreement.  The consummation of the transactions contemplated herein shall take place at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022 upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.  Each of the Initial Closing Date and Subsequent Closing Dates (as defined in Section 1(c) below) is referred to herein as a “Closing Date.”

(b)           Initial Closing.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement and the Escrow Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount set forth on the signature page hereto (“Initial Closing Notes”), and Warrants as described in Section 2 of this Agreement.  The principal amount of the Notes to be purchased by the Subscribers on the Initial Closing Date shall no less than One Million Dollars ($1,000,000) (the “Initial Closing Principal Amount”).

(c)           Subsequent Closings.  The “Subsequent Closing Dates” shall be on or within five business days after the receipt by the Escrow Agent of an executed Agreement and the applicable Subscription Price.  Subject to the satisfaction or waiver of  the conditions to Closing, on each Subsequent Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the Principal Amount set forth on the signature page hereto (“Subsequent Closing Notes”) and Warrants as described in Section 2 of this Agreement .  The Subsequent Closing Notes and said Warrants shall be of the same tenor as the Notes and Warrants issuable on the Initial Closing Date.  The principal amount of the Notes to be purchased by the Subscribers on the Subsequent Closing Date shall be not greater than Fourteen Million Dollars ($14,000,000).

2.            Warrants.

(a)           Warrants.  On the Closing Date, the Company will issue and deliver Warrants to the Subscriber.  One (1) Warrant will be issued for each Conversion Share which would be issued on the Closing Date assuming the conversion of the Note on the Closing Date.  The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $1.00, subject to reduction as described in the Warrant.  The Warrants shall be exercisable until five (5) years after the issue date of the Warrants.

(b)           Allocation of Subscription Price.   The Subscription Price will be allocated among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.

3.           Legends.

(a)           Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(b)           Note and Warrants Legend.  The Note and Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE –OR-EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

4.           Subscriber Representations and Warranties.  Subscriber hereby represents and warrants to and agrees with the Company that:

(a)           Organization and Standing of the Subscriber.  Subscriber is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)          Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement, the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively, “Transaction Documents”) and to purchase the Note being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Subscriber, its Board of Directors, stockholders or any other third person is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and when delivered by Subscriber and constitute, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber enforceable against Subscriber in accordance with the terms thereof.

(c)           No Conflicts.   violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the articles or certificate of incorporation, charter or bylaws or other organizational documents of the Subscriber, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Subscriber of any court, governmental agency or body, or arbitrator having jurisdiction over the Subscriber or over the properties or assets of the Subscriber, or (iii) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Subscriber is a party, by which the Subscriber is bound, or to which any of the properties of the Subscriber is subject.  Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof.

(d)           Information on Company.   Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-K filed on July 22, 2009 for the fiscal year ended May 31, 2009, the Current Reports on Form 8-K filed thereafter, and the financial statements included in those filings, together with all subsequent filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”).  In addition, Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)           Information on Subscriber.   Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an “Accredited Investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto and the Investor Questionnaire regarding Subscriber is accurate.

(f)           Purchase of Note and Warrants.  Subscriber is purchasing the Note and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.  No other person has a direct or indirect beneficial interest in such Securities or any portion thereof.  Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities for which the undersigned is subscribing or any part of the Securities.

(g)           Compliance with Securities Act.   Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Subscriber has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(h)           Communication of Offer.  The offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(i)           Restricted Securities.   Subscriber understands that the Securities have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(j)           No Governmental Review.  Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(l)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

(b)           Subsidiaries.  The Company does not own, directly or indirectly, nor has it entered into any agreement or understanding to purchase or sell, any capital stock or other equity interests in any person and does not have any subsidiaries, other than SwissINSO SA, a Swiss company.

(c)           Authority; Enforceability.  This Agreement, the Note, Warrants, and the other Transaction Documents have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company is as described in the Reports.  Other than as set forth in the Reports, there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company.  There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company except pursuant to applicable securities laws and regulations; or

(iii)           result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state or foreign securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Conversion Shares upon conversion of the Note, and the Warrant Shares upon exercise of the Warrants, such Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders; and

(v)           assuming the representations warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a material adverse effect on the Company or its proposed operations.

(i)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)           Information Concerning Company.  The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(k)           Defaults.  The Company is not in violation of its articles of incorporation or bylaws.  The Company is (i) not in default under or in violation of any other agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company or its business, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company or its operations.

(l)           No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.

(m)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

 (n)           No Undisclosed Events or Circumstances.  Except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(o)           Dilution.   The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Note and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(p)           No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(q)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s)           Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(t)           Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol PASH.  The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(u)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

6.           Exempt  Offering.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act, Rule 506 of Regulation D and/or Regulation S promulgated thereunder.

7.           Broker.   The Company and Subscriber agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions, finder’s fees, credit enhancement fees or due diligence fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement and the offering.

8.           Use of Proceeds.   The proceeds of this Offering will be employed by the Company (i) to repay a bridge loan in the amount of $750,000, (ii) as additional loans and/or capital contributions to SwissINSO SA, (iii) for public company expenses (in an amount of no less than $350,000), (iv) for expenses related to this Offering and (v) general working capital.

9.           Reservation.   The Company undertakes to reserve on behalf of Subscriber from its authorized but unissued Common Stock, a number of shares of Common Stock equal to the amount of Common Stock necessary to allow Subscriber to be able to convert the Note and the amount of Warrant Shares issuable upon exercise of the Warrants.

10.           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on a Current Report on Form 8-K, neither it nor any other person acting on its behalf will at any time provide Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscriber shall have agreed in writing to accept such information.  The Company understands and confirms that Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

11.           Indemnification.  The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company, the Company’s officers, directors, agents, Affiliates, members, managers, control persons, representatives, principal shareholders and their respective successors and assigns, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon any such person which results, arises out of or is based upon any misrepresentation by Subscriber or breach of any representation or warranty by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof.

12.           Registration.

12.1           Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities:

(i)           On one occasion, but only subsequent to the 9th month after the Initial Closing Date, upon a written request therefor from any record holder or holders of more than 51% of the Conversion Shares issued and issuable upon conversion of the outstanding Notes, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Registrable Securities, as defined in Section 12.1(iv) hereof, which are the subject of such request for unrestricted public resale by the holder thereof.  For purposes of Sections 12.1(i) and 12.1(ii), Registrable Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or (D) which may be resold under Rule 144 without volume limitations.  Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten days after the Company gives such written notice.  Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 12.1(i).

(ii)           If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers pursuant to an effective registration statement, each such time it will give at least ten days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 12.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. Notwithstanding the foregoing provisions, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 12.1(ii) without thereby incurring any liability to the Seller.

(iii)           If, at the time any written request for registration is received by the Company pursuant to Section 12.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 12.1(ii) rather than Section 12.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 12.1(ii).

(iv)           As provided for in Section 12.1(i) or (ii), the Company shall file with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act.  The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 100% of the Shares issued and issuable upon conversion of all of the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants (collectively the “Registrable Securities”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber, pro rata, and not issued, employed or reserved for anyone other than each Subscriber.

12.2.           Registration Procedures.  If and whenever the Company is required by the provisions of Sections 12.1(i) or 12.1(ii) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 12, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly notify the Sellers (by telecopier and by e-mail addresses provided by the Subscribers) on or before the second  business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of one (1) year, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c)           furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d)           use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws in such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)           notify the Sellers within twenty-four hours of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g)           provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers during reasonable business hours,  and any attorney, accountant or other agent retained by the Sellers or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Sellers, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

(h)           provide to the Sellers copies of the Registration Statement and amendments thereto five business days prior to the filing thereof with the Commission.  Any Seller’s failure to comment on any registration statement or other document provided to a Subscriber or its counsel shall not be construed to constitute approval thereof nor the accuracy thereof.

12.3.           Provision of Documents.  In connection with each registration described in this Section 12, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

12.4.           Expenses.  All expenses incurred by the Company in complying with Section 12, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses”.  The Company will pay all Registration Expenses in connection with any registration statement described in Section 12.  Selling Expenses in connection with each such registration statement shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares included on behalf of the Seller relative to the aggregate number of shares included under such registration statement for all Sellers, or as all Sellers thereunder may agree.

12.5.           Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 12, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 12.5(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 12, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 12, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished to the Company by such Seller for use in such registration statement or prospectus.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 12.5(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 12.5(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 12.5(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 12.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 12.5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 12.5; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

13.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: SwissINSO Holding Inc., Biopole, Route de la Corniche, 1066 Epalinges, Switzerland, with a copy by fax only to:  Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, Attn: Michael Hirschberg, Esq., facsimile: (212)  894-5646, and (ii) if to the Subscriber, to: the address and fax number indicated on the signature page hereto.

 (b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Subscriber shall be assigned without prior notice to and the written consent of the Company.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(d) hereof, the Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(g)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

SWISSINSO HOLDING INC.

By:___________________________
Name: Yves Ducommun
Title: Chief Executive Officer

Dated: ___________________, 2009

SUBSCRIBER ADDRESS	PURCHASE PRICE AND NOTE PRINCIPAL	WARRANTS
____________________________________________ By: Title:	$
____________________________________________ By: Title:
____________________________________________ By: Title:

INVESTOR QUESTIONNAIRE

A.	General Information

1.	Print Full Name of Investor:	Individual:
____________________________________
First, Middle, Last

Partnership, Corporation, Trust, Custodial Account, Other:

____________________________________
Name of Entity

2.	Address for Notices:	____________________________________
____________________________________
____________________________________

3.	Name of Primary Contact Person: Title:	____________________________________

4.	Telephone Number:	____________________________________

5.	E-Mail Address:	____________________________________

6.	Facsimile Number:	____________________________________

7.	U.S. Investors Only: U.S. Taxpayer Identification or Social Security Number:	____________________________________

B.           Accredited Investor Status

The Subscriber represents and warrants that the Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS:
☐
A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles (and including property owned by a spouse), over total liabilities.

☐
A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

☐
A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	An insurance company as defined in Section 2(13) of the Securities Act.

☐	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐
An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). If an Investor has checked this box, please contact Michael Hirschberg, Esq. at 212-940-8511 for additional information that will be required.

☐	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐
A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940. If an Investor has checked this box, please contact Michael Hirschberg, Esq. for additional information that will be required.

☐
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5 million.

☐
A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and the purchase of the Securities.

☐
An employee benefit plan within the meaning of ERISA if the decision to invest in the Securities is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐
An entity, including a grantor trust, in which all of the equity owners are accredited investors as determined under any of the foregoing paragraphs (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

IF THE FOLLOWING SECTION IS APPLICABLE, CHECK HERE ___ INDICATING THAT THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE FOLLOWING SECTION ARE EXPRESSLY MADE BY THE SUBSCRIBER

C.       Regulation S

The Subscriber understands that the Securities are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Securities.  In this regard, the Subscriber represents, warrants and agrees that:

1.
The Subscriber is not a U.S. Person (as defined below) and is an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Securities for the account or benefit of a U.S. Person.

 A U.S. Person means any one of the following:

•	any natural person resident in the United States of America;

•	any partnership or corporation organized or incorporated under the laws of the United States of America;

•	any estate of which any executor or administrator is a U.S. person;

•	any trust of which any trustee is a U.S. person;

•	any agency or branch of a foreign entity located in the United States of America;

•	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

•
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

•	any partnership or corporation if:

(A) organized or incorporated under the laws of any foreign jurisdiction; and

(B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

2.	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

3.
The Subscriber will not, during the period commencing on the date of issuance of the Note or Warrants and ending on the six month anniversary of such date, (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Note or the Warrants in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

4.
The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Note or Warrants only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

5.
The Subscriber was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Securities, including without limitation, any put, call or other option transaction, option writing or equity swap.

6.
Neither the Subscriber nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Securities and the Investor and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

7.
The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

8.
Neither the Subscriber nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities.  The Subscriber agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

9.
In addition to the legends described in Section 3 of the Agreement, each certificate representing the Securities shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIESARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

D.          Supplemental Data for Entities

1.           If the Subscriber is not a natural person, furnish the following supplemental data (natural persons may skip this Section D of the Investor Questionnaire):

Legal form of entity (trust, corporation, partnership, etc.): _________________________

Jurisdiction of organization: ________________________________________________

2.           Was the Subscriber organized for the specific purpose of acquiring the Securities?

☐ Yes	☐ No

If the answer to the above question is “Yes,” please contact Michael Hirschberg, Esq. at 212-940-8511 for additional information that will be required.

3.           Are shareholders, partners or other holders of equity or beneficial interest in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Company (i.e., can shareholders, partners or other holders of equity or beneficial interest in the Investor determine whether their capital will form part of the capital invested by the Investor in the Company)?

☐ Yes	☐ No

If the answer to the above question is “Yes,” please contact Michael Hirschberg for additional information that will be required.

4(a).       Please indicate whether or not the Subscriber is, or is acting on behalf of, (i) an employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not such plan is subject to ERISA, or (ii) an entity which is deemed to hold the assets of any such employee benefit plan pursuant to 29 C.F.R. § 2510.3-101. For example, a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account are employee benefit plans within the meaning of Section 3(3) of ERISA but generally are not subject to ERISA (collectively, “Non-ERISA Plans”). In general, a foreign or US entity which is not an operating company and which is not publicly traded or registered as an investment company under the Investment Company Act of 1940, as amended, and in which 25% or more of the value of any class of equity interest is held by employee pension or welfare plans (including an entity which is deemed to hold the assets of any such plan), would be deemed to hold the assets of one or more employee benefit plans pursuant to 29 C.F.R. § 2510.3-101. However, if only Non-ERISA Plans were invested in such an entity, the entity generally would not be subject to ERISA. For purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interest held by a person (other than such a plan or entity) who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded.

☐ Yes	☐ No

4(b).           If the Subscriber is, or is acting on behalf of, such an employee benefit plan, or is an entity deemed to hold the assets of any such plan or plans, please indicate whether or not the Investor is subject to ERISA.

☐ Yes	☐ No

4(c.)           If the Subscriber answered “Yes” to question 4.(b) and the Subscriber is investing the assets of an insurance company general account, please indicate what percentage of the Investor’s assets the purchase of the Securities is subject to ERISA. ___________%.

5.              Does the amount of the Subscriber’s subscription for the Securities in the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Subscriber?

☐ Yes	☐ No

  If the question above was answered “Yes,” please contact Michael Hirschberg for additional information that will be required.

6(a).           Is the Subscriber a private investment company which is not registered under the Investment Company Act, in reliance on Section 3(c)(1) or Section 3(c)(7) thereof?

☐ Yes	☐ No

6(b).           If the question above was answered “Yes,” was the Subscriber formed prior to April 30, 1996?

☐ Yes	☐ No

  If the questions set forth in (a) and (b) above were both answered “Yes,” please contact Michael Hirschberg for additional information that will be required.

7(a).           Is the Subscriber a grantor trust, a partnership or an S-Corporation for US federal income tax purposes?

☐ Yes	☐ No

7(b).           If the question above was answered “Yes,” please indicate whether or not:

(i) more than 50 percent of the value of the ownership interest of any beneficial owner in the Subscriber is (or may at any time during the term of the Company be) attributable to the Subscriber’s (direct or indirect) interest in the Company; or

☐ Yes	☐ No

(ii) it is a principal purpose of the Subscriber’s participation in the Company to permit the Partnership to satisfy the 100 partner limitation contained in US Treasury Regulation Section 1.7704-1(h)(3).

☐ Yes	☐ No

  If either question above was answered “Yes,” please contact Michael Hirschberg for additional information that will be required.

8.              If the Subscriber’s tax year ends on a date other than December 31, please indicate such date below:

(Date)

E.            Related Parties

1. To the best of the Subscriber’s knowledge, does the Subscriber control, or is the Subscriber controlled by or under common control with, any other investor in the Company?

☐ Yes	☐ No

If the answer above was answered “Yes”, please identify such related investor(s) below.

Name(s) of related investor(s): _______________________________

2.                                                       Will any other person or persons have a beneficial interest in the Securities to be acquired hereunder (other than as a shareholder, partner, or other beneficial owner of equity interest in the Subscriber)?

☐ Yes	☐ No

If either question above was answered “Yes”, please contact Michael Hirschberg for additional information that will be required.

The Subscriber understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Subscriber to purchase the Securities. The Subscriber agrees to notify the Company immediately if any representation or warranty contained in this Agreement, including this Investor Questionnaire, becomes untrue at any time. The Subscriber agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Subscriber’s status as an accredited investor or to otherwise determine the eligibility of the Subscriber to purchase the Securities. The Subscriber agrees to indemnify and hold harmless the Company and each officer, director, shareholder, agent and representative of the Company and their respective affiliates and successors and assigns from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained herein.

INDIVIDUAL:

____________________________________
(Signature)

____________________________________
(Print Name)

PARTNERSHIP, CORPORATION, TRUST, CUSTODIAL ACCOUNT, OTHER:

___________________________________
(Name of Entity)

By: ________________________________
(Signature)

________________________________
(Print Name and Title)

Annex 1

DEFINITION OF “INVESTMENTS”

The term “investments” means:

1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Subscriber that owns such securities, unless the issuer of such securities is:

(i)	An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the Investment Company Act, or a commodity pool; or

(ii)	a Public Company (as defined below);

(iii)
A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the Subscriber acquires Securities;

2)	Real estate held for investment purposes;

3)	Commodity Shares (as defined below) held for investment purposes;

4)	Physical Commodities (as defined below) held for investment purposes;

5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

6)
In the case of a Subscriber that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to such Subscriber pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Subscriber upon the demand of the Subscriber; and

7)	Cash and cash equivalents held for investment purposes.

Real Estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered Real Estate held for investment purposes, provided that real estate owned by an Subscriber who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by section 280A of the Internal Revenue Code of 1986, as amended.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Subscriber who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Shares, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Shares” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder; or

(ii)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.

“Public Company” means a company that:

(i)	files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; or

(ii)	has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Financial Contract” means any arrangement that:

(i)
takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii)
is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii)	is entered into in response to a request from a counter party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Shares above.

“Related Person” means a person who is related to the Subscriber as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Subscriber, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company” means a company that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

Annex 2

VALUATIONS OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos:

1)	In the case of Commodity Shares, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Shares; and

2)	In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(i)	The amount of any outstanding indebtedness incurred to acquire the investments owned by such person.

(ii)
A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.

Exhibit A

NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT

SWISSINSO HOLDING INC.
a Delaware corporation

9% SECURED CONVERTIBLE NOTE

$__________                                                      ______________ ___, 2009                                                                           Note No.:____

FOR VALUE RECEIVED, SWISSINSO HOLDING INC., a Delaware corporation (the “Borrower”), hereby promises to pay to ________ (the “Holder”) the principal sum of _______________________________________________ ($_________), with interest accruing thereon, on the date which is 24 months from the date hereof (the “Maturity Date”), if not sooner paid or converted as provided herein.

This 9% Secured Convertible Note (this “Note”) is issued pursuant to an offering by the Borrower of a series of 9% secured convertible notes (collectively, the “Notes”) in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. Said offering is pursuant to the terms of a subscription agreement between the Borrower, the Holder and certain other holders of the Notes, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.

ARTICLE I
GENERAL PROVISIONS

1.1           Interest Rate.   Interest payable on this Note shall accrue at the annual rate of nine percent (9%) and be payable in arrears on the Maturity Date, accelerated or otherwise, when the principal and accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2           Prepayment.  Provided that an Event of Default, nor an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, the Borrower may, upon not less than thirty (30) days prior notice prepay all, or less than all, of the principal and accrued interest thereon together with the amount of interest that would have been payable on the amount of this Note that is being prepaid through the earlier of the Maturity Date or the end of the calendar year in which the prepayment is made. The Holder may exercise its conversion rights during such thirty (30) day notice period.  Any prepayment may be in whole or in part at any time and from time to time without prepayment charge or penalty other than as set forth in the fiirst sentence of this Section 1.2.

1.3           Security Interest. This Note, along with all the other Notes, shall be secured by all the assets of the Company pursuant to the terms and conditions of the Security Agreement executed by the Borrower and each  of  the Holders.

ARTICLE II
CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into shares of the Company’s Common Stock (“Common Stock”) as set forth below.

2.1.           Conversion into the Borrower's Common Stock.

(a)           The Holder shall have the right, from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note and accrued interest into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price as defined in Section 2.1(b) hereof.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder  that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.

In the event that the Holders of at least 80% of the aggregate amount of the Notes exercise their right to convert the Notes into Borrower’s Common Stock, the Company shall notify the Holders not exercising their conversion right of such exercise, and such Holders shall then be obligated to convert their Notes into Borrower’s Common Stock.

(b)   Subject to adjustment as provided in Section 2.1(c) hereof, the conversion price per share shall be equal to $0.50 (the “Conversion Price”).

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

(ii)           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(iii)           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

 (d)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 100% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3.           Mandatory Conversion.  Provided an Event of Default or an event which with the passage of time or giving of notice could become an Event of Default has not occurred, then the Borrower shall have the option, by written notice to the Holder (“Notice of Mandatory Conversion”) of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of the Note and accrued interest thereon into Common Stock at the Conversion Price then in effect (“Mandatory Conversion”). The Notice of Mandatory Conversion can only be given following tewnty (20) consecutive trading days during which the average of the closing bid and ask price for the Common Stock shall be equal to or greater than $3.00. The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.” The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note and any accrued interest thereon which is subject to Mandatory Conversion.  The Borrower shall reduce the amount of the Note subject to a Notice of Mandatory Conversion by the amount of principal and interest for which the Borrower had delivered a Notice of Conversion to the Holder.

2.4.       Registration Rights.  The Holder has been granted certain registration rights by the Borrower with respect to the Common Stock as set forth in the Subscription Agreement.

ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any unpaid principal and interest under this Note on the Maturity Date, and such failure continues for ten business days.

3.2           Liquidation.   Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

3.3           Cessation of Operations.   Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

3.4           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower.

ARTICLE IV
MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: SwissINSO Holding Inc., Biopole, Route de la Corniche, 1066 Epalinges, Switzerland, with a copy by fax only to:  Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, Attn: Michael Hirschberg, Esq., facsimile: (212) 894-5646, and (ii) if to the Subscriber, to: the address and fax number indicated on the signature page to the Subscription Agreement.

4.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Note.

4.5           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties agree to submit to the jurisdiction of such courts.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

4.6           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.7           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.8           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower or after delivery by the Borrower of a Notice of Mandatory Conversion to the Holder.

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

SWISSINSO HOLDING INC.

By: _______________________
Name: Yves Ducommun
Title: Chief Executive Officer

Exhibit A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by SWISSINSO HOLDING INC. on ______________ ___, 2009 into shares of Common Stock of SWISSINSO HOLDING INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:_________________________________________________________________________

Shares To Be Delivered:_____________________________________________________________________

Signature:_____________________________________________________________________

Print Name:________________________________________________________________________

Address:______________________________________________________________________

   _____________________________________________________________________________

Social Security/Employer
   Identification Number:_________________________________________________________

Exhibit B

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. "

Right to Purchase ______ shares of Common Stock of SwissINSO Holding Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. ____                                                                                     Issue Date: ____________ __, 2009
SWISSINSO HOLDING  INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, _____________________ (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the date hereof until 5:00 p.m., E.S.T. on the fifth (5th) anniversary of the date hereof (the “Expiration Date”), up to _______ fully paid and non-assessable shares of Common Stock of the Company at a per share exercise price of $1.00 (as adjusted from time to time as herein provided, is referred to herein as the “Exercise Price").  The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, entered into by the Company, the Holder and the other signatories thereto.

1.           Exercise of Warrant.

1.1.           Number of Shares Issuable upon Exercise.  From and after the date hereof through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 3.

1.2.           Full Exercise.  This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.           Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect.  On any such partial exercise provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4.           Delivery of Stock Certificates, etc. on Exercise.  The Company agrees that, provided the full Exercise Price listed in the Subscription Form is received as specified above, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled on such exercise.

2.           Adjustment for Reorganization, Consolidation, Merger, etc.

2.1.        Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination),

2

(E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

2.2.           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 2, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to any other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 3.

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3.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

4.           Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder.

5.           Reservation of Stock, etc. Issuable on Exercise of Warrant.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock from time to time issuable on the exercise of the Warrant.

6.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

  7.           Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

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8.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: SwissINSO Holding Inc., Biopole, Route de la Corniche, 1066 Epalinges, Switzerland, with a copy by fax only to:  Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, Attn: Michael Hirschberg, Esq., facsimile: (212) 894-5646, and (ii) if to the Subscriber, to: the address and fax number indicated on the signature page of the Subscription Agreement.

9.           Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

SWISSINSO HOLDING INC. By: Name: Yves Ducommun Title: Chief Executive Officer

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Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO:  SWISSINSO HOLDING INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___           ________ shares of the Common Stock covered by such Warrant; or
___           the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _______________________ whose address is ____________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address) ______________________________________ Social Security or Employer Identification Number

Exhibit C

ESCROW AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of December __, 2009 (this “Agreement”), among SwissINSO Holding Inc., a Delaware corporation (the “Company”), each of those persons and entities, severally and not jointly, whose names are set forth on the signature page hereto (individually, a “Subscriber” and collectively, the “Subscribers”) and Nicolas Rouiller, Esq. (the “Escrow Agent”).

WHEREAS, the Company proposes to sell an aggregate of up to $15,000,000 of 9% Secured Convertible Notes and Warrants (collectively, the “Securities”), as described in that certain Subscription Agreement dated as of _________________________, 2009 (which, together with all amendments or supplements thereto, is referred to herein as the “Subscription Agreement”);

WHEREAS, the offering of the Securities will terminate in the event that a minimum of $1,000,000 of Securities are not sold or upon the sale of all of the Securities; and

WHEREAS, with respect to all subscription payments received from Subscribers, the Company proposes to establish an escrow account with the Escrow Agent.

NOW THEREFORE, it is agreed as follows:

1.           Establishment of Escrow.  The Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Securities in accordance herewith.

2.           Deposit of Escrowed Property.  Subscribers for the Securities shall from time to time wire to the Escrow Agent funds in payment for the Securities (the “Escrowed Property”) ina ccordance with the escrow wire instructions annexed hereto as Exhibit A.  Upon receipt of funds from Subscribers, the Escrow Agent shall credit such funds to a non-interest-bearing account (the “Escrow Account”) held by the Escrow Agent at Credit Suisse, Lausanne, Switzerland.

3.           List of Subscribers.  The Company shall furnish to the Escrow Agent, at the time of each deposit of funds pursuant to Section 2, the name and address of each Subscriber whose funds are being deposited, the number of Securities subscribed for by such Subscriber and the subscription amount delivered to the Escrow Agent by such Subscriber.  The Escrow Agent shall notify the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent.  The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4.

4.           Withdrawal of Subscription Amounts.

(a)           In the event that less than $1,000,000 of Securities have been subscribed for by Subscribers and funds in respect thereof shall have been deposited with the Escrow Agent and the Escrow Agent receives a notice, substantially in the form of Exhibit B hereto (the “Offering Termination Notice”), from the Company, the Escrow Agent shall promptly after receipt of such Offering Termination Notice send to each Subscriber listed on the list held by the Escrow Agent pursuant to Section 3, in the manner set forth in paragraph (d) of this Section 4, a check or wire transfer to the order of such Subscriber in the amount of the subscription amount paid by such Subscriber held by the Escrow Agent as set forth on such list held by the Escrow Agent.  The Escrow Agent shall notify the Company of the return of such funds to the Subscribers.

(b)           (i) In the event that (A) at least $1,000,000 of Securities have been subscribed for by Subscribers and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Initial Closing Date referred to below, (B) no Offering Termination Notice shall have been delivered to the Escrow Agent and (C) all conditions to closing set forth in the Subscription Agreement have been satisfied or waived, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the date on which Securities are to be sold and delivered to the Subscribers thereof (the “Initial Closing Date”).  Such notice shall be delivered not less than one (1) nor more than seven (7) business days prior to such Initial Closing Date and shall identify the Subscribers and the number of Securities to be sold to each Subscriber on such Initial Closing Date.  The Escrow Agent, after receipt of such Closing Notice, on such Initial Closing Date shall pay, in federal or other immediately available funds and otherwise in the manner specified by the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the Subscribers identified in such Closing Notice for the Securities to be sold on such Initial Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3.

(ii)  After the Initial Closing Date, in the event that (A) Securities have been subscribed for by Subscribers and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Subsequent Closing Date referred to below and (B) all conditions to closing set forth in the Subscription Agreement have been satisfied or waived, the Company shall deliver to the Escrow Agent a Closing Notice, designating the date on which Securities are to be sold and delivered to the Subscribers thereof (the “Subsequent Closing Date”).  Such notice shall be delivered not less than one (1) nor more than seven (7) business days prior to such Subsequent Closing Date and shall identify the Subscribers and the number of Securities to be sold to each Subscriber on such Subsequent Closing Date.  The Escrow Agent, after receipt of such Closing Notice, on such Subsequent Closing Date shall pay, in federal or other immediately available funds and otherwise in the manner specified by the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the Subscribers identified in such Closing Notice for the Securities to be sold on such Subsequent Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3.

(c)           If at any time and from time to time prior to the release of any Subscriber's total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent, promptly after receipt of such Subscription Termination Notice, shall send to such Subscriber, in the manner set forth in paragraph (d) of this Section 4, a check or wire transfer to the order of such Subscriber in the amount of such Rejected Subscription amount.

(d)            For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any Subscriber shall be sent to such Subscriber by first class mail, postage prepaid, at such Subscriber's address furnished to the Escrow Agent pursuant to Section 3.  For the purposes of this Section 4, any wire transfer that the Escrow Agent shall be required to send to any Subscriber shall be sent to such Subscriber in accordance with wire transfer instructions furnished to the Escrow Agent by the applicable Subscriber (or its agent) or the Company.

5.           Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and the Subscribers that:

(a)            The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as may be otherwise directed in this Agreement.  Uninvested funds held hereunder shall not earn or accrue interest.

(b)            This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Agreement against the Escrow Agent.  The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

(c)            The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct was the primary cause of any loss to the other parties to this Agreement.  The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(d)            The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof.  The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute and document in connection with the provisions hereof has been duly authorized to do so.

(e)           The Company and the Subscribers agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  This paragraph (e) and paragraph (c) of this Section 6 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

(f)           The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only.  Payments of income, if any, from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.

(g)           The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instruments held by or delivered to it.

(h)           The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(i)           The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Company or at any time may resign by giving written notice to such effect to the Company and the Subscribers, and, upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the Company and the Subscribers in writing, or to any court of competent jurisdiction if no such successor escrow agent is designated, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.  The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is thirty (30) days after the date of delivery: (A) to the Escrow Agent of the Company’s notice of termination or (B) to the Company and the Subscribers of the Escrow Agent's written notice of resignation.  If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or any enforceable order of a court of competent jurisdiction.

(j)           The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

(k)           The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for or written instructions given by the parties hereto.

(l)           In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Additionally, in the event of any disagreement between the parties hereto resulting in adverse claims or demands being made in connection with the Escrowed Property, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property. Any court order referred to in the preceding sentence shall have been accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

(m)          The Company agrees to pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorney's fees, incurred or made by it in connection with the performance of this Agreement.

(n)           The parties hereto irrevocably (i) submit to the jurisdiction of any Swiss court sitting in Lausanne, Switzerland in any action or proceeding arising out of or relating to this Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such Swiss court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service hereof.

(o)           The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied.  The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Agreement.

(p)           The parties acknowledge that the Escrow Agent is acting as counsel to the Company in connection with the offering referred to herein and shall have the right to continue to act in such capacity notwithstanding its appointment as Escrow Agent hereunder.

6.            Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) sent by mail with proper postage prepaid, (iii) sent by reputable overnight express courier or (iv) telecopied and addressed as follows:

 If to the Company:

SwissINSO Holding Inc.
World Trade Center
Avenue de Gratta-Paille 1
CH-1018 Lausanne
Switzerland
Attention: Yves Ducommun, CEO

If to the Subscribers, to the addresses indicated on the signature page of the Subscription Agreement

If to the Escrow Agent, to:

Nicolas Rouiller, Esq
MCE Avocats
Rue du Grand-Chene 1-3
1002 Lausanne
Switzerland

or to such other address as the person to whom notice is to be given may have previously furnished to the other in the above-referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent deems advisable.

7.            Miscellaneous.

(a)           This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and the subscribers of the Securities and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 5 with respect to the termination of, or resignation by, the Escrow Agent.  No party may assign any of its rights or obligations under this Agreement without the written consent of the other party.

(b)           This Agreement shall be construed in accordance with and governed by the internal laws of Switzerland (without reference to its rules as to conflicts of law).

(c)           This Agreement may only be modified by a writing signed by the parties hereto and consented to by the subscribers of the Securities adversely affected by such modifications.  No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

(d)           This Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.

(e)           The section headings herein are for convenience only and shall not affect the construction thereof.  Unless otherwise indicated, references to Sections are to Sections contained herein.

(f)           This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

(g)           For purposes of this Agreement, “business day” shall be defined as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in Lausanne, Switzerland are authorized or obligated by law, regulation or executive order to remain closed.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SWISSINSO HOLDING INC.

By:	/s/
Name:	Yves Ducommun
Title:	Chief Executive Officer

ESCROW AGENT

By:	/s/
Name:	Nicolas Rouiller
Title:	Partner

SUBSCRIBER

By:	/s/
Name:
Title:

EXHIBIT A

Escrow Wire Instructions

Bank:

Account Name:

Bank ABA#:

Account Number:

SWIFT Code:

EXHIBIT B

Form of Offering Termination Notice

Nicolas Rouiller, Esq.
MCE Avocats
Rue du Grand-Chene 1-3
1002 Lausanne
Switzerland

Dear Mr. Rouiller:

Pursuant to Section 4(a) of the Escrow Agreement, dated as of _________________, 2009 (the “Escrow Agreement”), among SwissINSO Holding Inc., the Subscribers and Nicolas Rouiller, Esq., the undersigned hereby notifies you of the termination of the offering of the Securities (as that term is defined in the Escrow Agreement) and directs you to make payments to Subscribers provided for in Section 4(a) of the Escrow Agreement.

Very truly yours,

SWISSINSO HOLDING INC.

/s/
Name: Yves Ducommun
Title: Chief Executive Officer

EXHIBIT C

Form of Closing Notice

Nicolas Rouiller, Esq.
MCE Avocats
Rue du Grand-Chene 1-3
1002 Lausanne
Switzerland

Dear Mr. Rouiller:

Pursuant to Section 4(b) of the Escrow Agreement, dated as of _________________, 2009 (the “Escrow Agreement”), among SwissINSO Holding Inc., the Subscribers and Nicolas Rouiller, Esq., the undersigned hereby certifies that it has received subscriptions for Securities (as that term is defined in the Escrow Agreement), and the Company will sell and deliver Securities to the Subscribers thereof at a closing to be held on ________________, 2009 (the “Closing Date”).  The names of the Subscribers concerned, the number of Securities subscribed for by each of such Subscribers and the related subscription amounts are set forth on the schedule annexed hereto.

We hereby request that the aggregate subscription amount be paid as follows:

1.	to [Placement Agent(s)]:	$___________

2.	to Nicolas Rouiller, Esq.:	$___________

3.	to the Company:	$___________
	TOTAL	$___________

Very truly yours,

SWISSINSO HOLDING INC.

By:	/s/
Name: Yves Ducommun
Title: Chief Executive Officer

EXHIBIT D

Form of Subscription Termination Notice

Nicolas Rouiller, Esq.
MCE Avocats
Rue du Grand-Chene 1-3
1002 Lausanne
Switzerland

Dear Mr. Rouiller:

Pursuant to Section 4(c) of the Escrow Agreement, dated as of ____________________, 2009 (the "Escrow Agreement"), among SwissINSO Holding Inc., the Subscribers and Nicolas Rouiller, Esq., the undersigned hereby notifies you that the following subscription(s) have been rejected:

Name of Subscriber(s)	Amount of Rejected Subscription

You are hereby requested and authorized to release from escrow and return to the applicable Subscriber the amount of such Subscriber’s rejected subscription (as set forth above) in accordance with Sections 4(c) and (d) of the Escrow Agreement or such other instructions as may be provided by the applicable Subscriber.

Very truly yours,

SWISSINSO HOLDING INC.

By:	/s/
Name: Yves Ducommun
Title: Chief Executive Officer